CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated May 1, 1998 appearing in the Annual Report of Form 10-KSB of Infinity, Inc. for the fiscal year ended March 31, 1999 in the following Registration Statements on Form S-8:

    SEC File No.          Name of Plan                 Date of Filing
    ------------          ------------                 --------------

     33-82142       Employee Stock Bonus Plan          July 28, 1994
     33-90878       Stock Option Plan                  March 31, 1995





                                  /s/ Mayer Hoffman McCann L.C.
                                  MAYER HOFFMAN McCANN L.C.


Kansas City, Missouri
June 16, 1999